 Q1 2002 10Q Exhibit 10.4
THE SYMBOL "[***]" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS."

February 11, 2002

Mr. Kazuki Yamamoto
Manager, Overseas Marketing and Sales
Takara Biomedical Co., Ltd.
Seta 3-4-1, Otsu, Shiga
520-2193 JAPAN

Dear Mr. Yamamoto,

In follow-up to our meeting and discussions held at the Takara Biomedical Co. offices last Friday, January 25, 2002, the following represents the mutual understanding by Cepheid and Takara Biomedical Co., Ltd. ("Takara") of certain modifications to the Distribution Agreement between Cepheid and Takara dated July 11, 2000. Signature of this letter by authorized representatives of both Cepheid and Takara indicate the agreement of both companies to these modified terms.

  Effective April 1, 2002, Takara Biomedical Co., Ltd. will be the contractual party to the Distribution Agreement between Cepheid and Takara dated July 11, 2000.
  For the purpose of measuring performance against annual contractual obligations (such as minimum purchase commitments), the "Contract Year" will be defined as October 1 through September 31. Consequently, Contract Year 1 was October 1, 2000 through September 31, 2001. Contract Year 2 will be October 1, 2001 through September 31, 2002.
  Although contracted minimum sales targets for Taiwan and Korea were not achieved in Contract Year 1, Takara will maintain its position of exclusivity for Contract year 2.
  The Contract Year 2 minimum sales targets will be as follows:
    Japan  [***]
    South Korea  [***]
    Taiwan   [***]
  Effective as of the date of signing of this letter agreement, the transfer price to Takara for a Smart Cycler Processing Block will be [***]. In addition, any Smart Cycler Processing Blocks sold by Takara as a [***] will be eligible for an [***] transfer price. The transfer price reduction for a [***] will be provided to Takara by Cepheid in the form of a rebate payment of [***]. Evidence of [***] sales is to be provided to Cepheid by Takara in the form of the contractually required quarterly customer report. Within 30 days receipt of such report from Takara, Cepheid will provide to Takara the appropriate rebate in the form of credit against Takara's next purchase. The quarterly customer report will provide customer name (institution and contact names), address, date of sale, and serial numbers for all Smart Cycler Processing Blocks sold to each customer. These prices will remain in effect until the sooner of: December 31, 2002 or the decline of the foreign exchange rate of Japanese yen to US dollar of 110 or less. Upon the expiration of these transfer prices, they will be subject to good-faith renegotiation by Cepheid and Takara.
  As of January 25, 2002, Takara and Cepheid have executed a side letter providing Takara with rights to sell the Smart Cycler TD System to the [***]. As Takara finds additional opportunities to sell the TD System into its contractual territories for other applications, Takara will advise Cepheid of such opportunities and Takara's rights to sell the TD System may be extended on a case by case basis.

The above represents agreed upon modifications to the Distribution Agreement dated July 11, 2000, between Cepheid and Takara. Mutual agreement is signified by the signatures below:

 For Cepheid:                                                                               For Takara Shuzo Co., Ltd:

Signed   /s/ Thomas Gutshall                                                       Signed    /s/ Kazuki Yamamoto

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